EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated and effective April 12th, 2019, is by and between, American International Holdings Corp., a Nevada corporation (the “Company”) and Daniel Dror, an individual (“Stockholder”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Stockholder currently holds four million three hundred thousand (4,300,000) shares of the common stock (the “Common Shares”), $0.0001 par value per share of the Company (the “Common Stock”);

WHEREAS, the Stockholder desires to exchange four million two hundred thousand (4,200,000) of his Common Shares for an unsecured promissory note with a principal face value of Two Hundred and Forty Thousand US Dollars ($240,000) bearing an interest rate of ten percent (10%) per annum and maturing two (2) years from the date of issuance (the “Promissory Note”), a draft of which is attached to this Agreement hereto as Exhibit A; and

WHEREAS, the Company and Stockholder desire to set forth in writing the terms and conditions of their agreement and understanding concerning exchange of the Common Shares for the Promissory Note.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency and receipt of, the Parties hereto agree as follows:

1. Mutual Representations, Covenants and Warranties of the Parties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

1.1. Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

1.2. The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any agreement, contract or understanding to which such Party or its assets are bound or affected; and

1.3. Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

2. Exchange.

2.1. In exchange for four million two hundred thousand (4,200,000) of the Stockholders Common Shares, the Stockholder shall receive the Promissory Note in the amount of Two Hundred and Forty Thousand US Dollars ($240,000) (the “Exchange”). The Stockholder shall retain any remaining Common Shares which are not included in the Exchange. The Common Shares subject to the Exchange shall be defined as the “Exchanged Shares”.

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2.2. Promptly after the date of this Agreement, the Stockholder shall return certificates representing all of the Exchanged Shares to the Company (or the Company’s Transfer Agent at the discretion of the Company), with instructions to cancel such Exchanged Shares and the Stockholder agrees to take such other actions and execute such other documents as may be required by the Company or the Company’s Transfer Agent to perfect the cancellation of the Exchanged Shares.

3. Representations, Warranties, Confirmations and Acknowledgements of Stockholder. Stockholder hereby represents and warrants to the Company, that:

3.1. Stockholder is an “accredited investor”, as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”);

3.2. The Stockholder’s remaining Common Shares which are not included in the Exchange (collectively, the “Securities”) shall be for his own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws;

3.3. Stockholder has such knowledge and experience in financial and business matters that Stockholder is capable of evaluating the merits and risks of the Securities. Stockholder can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Stockholder recognizes that the Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available. Stockholder has carefully considered and has, to the extent Stockholder believes such discussion necessary, discussed with his professional, legal, tax and financial advisors, the suitability of an investment in the Securities for his particular tax and financial situation and he and his advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him. Stockholder confirms that he has not been offered the Securities by any form of general solicitation or advertising;

3.4. Stockholder will be subject to the “affiliate” resale rules of Rule 144 of the Securities Act for at least ninety (90) days following the date of this Agreement due to the fact that the Stockholder is considered an “affiliate” due to his ownership of the Company as of the Parties entry into this Agreement; and

3.5. Stockholder understands and acknowledges that each certificate or instrument representing the Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

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4. Further Assurances. The Company and Stockholder agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, representations, confirmations or other documents as may be reasonably requested and necessary or appropriate to allow for the issuance of the Securities and the Exchange.

5. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

6. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the Nevada and applicable laws of the United States of America. In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in any California court.

7. Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time; (x) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); and (xi) the paragraph and section headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

8. Savings Clause. If any provision of this Agreement is prohibited by law or held to be unenforceable, the remaining provisions hereof shall not be affected, and this Agreement shall continue in full force and effect as if such unenforceable provision had never constituted a part hereof, and the unenforceable provision shall be automatically amended so as best to accomplish the objectives of such unenforceable provision within the limits of applicable law.

9. Review and Construction of Documents. Stockholder represents to the Company and the Company represents to Stockholder, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

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10. Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“Company”

American International Holdings Corp.

Jacob D. Cohen
President & CEO

“Stockholder”

Daniel Dror

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EXHIBIT A

PROMISSORY NOTE

US $240,000.00	April 12th, 2019

This Promissory Note (this “Note” or “Promissory Note”) is a duly authorized and validly issued 10% Promissory Note of American International Holdings Corp., a Nevada corporation, (the “Maker”), having its principal place of business located at 11222 Richmond Avenue, Suite 195 Houston, Texas 77082.

FOR VALUE RECEIVED, the Company promises to pay to Daniel Dror, or its registered assigns (the “Payee”), the principal sum of Two Hundred and Forty Thousand US Dollars ($240,000) on April 12, 2021 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Payee on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

This Note is subject to the following additional provisions:

1.	Interest on the unpaid balance of this Note shall bear interest at the rate of ten percent (10%) per annum, which interest shall accrue from the effective date until the Maturity Date, unless prepaid prior to such Maturity Date.

2.	Payment of any principal or interest on this Note by Maker shall be conditioned on Payee’s return of four million two hundred thousand (4,200,000) common shares of Maker to Maker in accordance with the Exchange Agreement between Payee and Maker.

3.	This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

4.	If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

5.	This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

6.	No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

7.	The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker.

8.	Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

9.	Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney’s fees.

10.	A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes.

11.	This Note shall be construed and enforced under and in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

AMERICAN INTERNATIONAL HOLDINGS CORP

By:
Name:	Jacob D. Cohen
Title:	President & CEO